Deal Name

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	ARM	FRM	Total/Avg.
Percentage Bal.	81.16%	18.84%	100.00%
Deal Balance	$783,521,305.61	$181,868,157.70	$965,389,463.31
WAM	357	353	356
WALA	3	3	3
WAC	8.06	8.25	8.1
CLTV (incl silent 2nds)	84.31%	81.60%	83.80%
Loan Balance	$235,291.68	$118,019.57	$198,191.23
Non-Full Doc %	46.58%	39.22%	45.19%
DTI	42.58	42.54	42.57
IO %	20.04%	6.85%	17.56%
Second Lien %	0.03%	22.56%	4.27%
Silent Seconds %	20.26%	5.25%	17.43%
FICO
1st Quartile	571	595	581
2nd Quartile	607	623	612
3rd Quartile	643	656	647
4th Quartile	796	803	803
Property Type
Single Family %	75.46%	78.42%	76.02%
PUD %	10.39%	11.02%	10.51%
2-4 Unit %	9.22%	7.40%	8.88%
MH %	0.46%	0.61%	0.49%
Occupancy Type
Owner Occupied	91.44%	95.64%	92.23%
2nd Home	1.71%	1.64%	1.69%
Investor Prop.	6.86%	2.73%	6.08%
Loan Purpose
Purchase	35.29%	28.36%	33.98%
Cash-Out	59.23%	61.34%	59.62%
Rate-Reduction	5.49%	10.30%	6.39%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.